SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 1 )

Filed by the Registrant ☒   Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

HEALTHTRONICS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

$500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(1) (3).

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Explanatory Note

The registrant’s definitive proxy statement filed with the Securities and Exchange Commission on April 20, 2005 is hereby amended to: (1) revise the date of the Notice of 2005 Annual Meeting of Shareholders to April 28, 2005, (2) revise the date on which the registrant expects to mail the proxy statement to April 29, 2005, (3) revise Mr. Wheelock’s 2004 bonus amount as reported in the Summary Compensation Table to $100,000, (4) add a sentence under “Executive Compensation—Board Service and Release Agreement” to clarify that Mr. Wheelock is entitled to receive annual bonuses and stock options at the discretion of the Compensation Committee, (5) add a description of the material terms of the registrant’s deferred compensation plan, which was adopted by the registrant’s board of directors in April 2005, (6) make certain revisions to the Report of the Compensation Committee of the Board of Directors, (7) revise Mr. Searles’ age to 62 under “Proposal 1—Election of Directors”, (8) revise the biographical information of Messrs. Lindgren, Searles and Shifrin under “Proposal 1—Election of Directors”, (9) revise the second sentence of the first paragraph under “Certain Information Regarding Our Board of Directors” to specify that the registrant’s Nonexecutive Chairman of the Board is entitled to receive stock options for his service as Nonexecutive Chairman but no other fees for his service as a director, (10) make certain revisions to the Report of the Audit Committee of the Board of Directors, (11) revise the date of the proxy statement to April 28, 2005, and (12) revise the proxy card.

1301 S. Capital of Texas Highway

Suite B-200

Austin, TX 78746

NOTICE OF 2005 ANNUAL MEETING OF SHAREHOLDERS

To Be Held May 26, 2005

To our shareholders:

You are cordially invited to attend our 2005 Annual Meeting of Shareholders to be held at 1301 S. Capital of Texas Highway, Atrium of Suite B-200, Austin, Texas 78746, on Thursday, May 26, 2005 at 8:00 a.m. Austin, Texas time, for the following purposes:

a) To elect eight directors to serve on our board of directors;

b) To consider and vote upon a proposal to amend our 2004 Equity Incentive Plan to increase by 450,000 shares the number of shares available for issuance thereunder (from 500,000 shares to 950,000 shares); and

c) To transact such other business as may properly come before the meeting or any adjournment(s) thereof.

The accompanying proxy statement contains information regarding, and a more complete description of, the items of business to be considered at the meeting.

The close of business on April 18, 2005 has been fixed as the record date for the determination of our shareholders entitled to receive notice of, and to vote at, the meeting or any adjournment(s) thereof.

You are cordially invited and urged to attend the meeting. Whether or not you plan on attending the meeting, we ask that you sign and date the accompanying proxy and return it promptly in the enclosed self-addressed envelope. If you attend the meeting, you may vote in person, if you wish, whether or not you have returned your proxy. In any event, you may revoke your proxy at any time before it is exercised.

By Order of our Board of Directors

JAMES S.B. WHITTENBURG, Secretary

Austin, Texas

April 28, 2005

HEALTHTRONICS, INC.

1301 S. Capital of Texas Highway

Suite B-200

Austin, Texas 78746

PROXY STATEMENT

for

2005 ANNUAL MEETING OF SHAREHOLDERS

To Be Held May 26, 2005

Our board of directors hereby solicits your proxy for use at our 2005 Annual Meeting of Shareholders to be held at 1301 S. Capital of Texas Highway, Atrium of Suite B-200, Austin, Texas 78746, on Thursday, May 26, 2005 at 8:00 a.m. Austin, Texas time, and any adjournment(s) thereof. This solicitation may be made in person or by mail, telephone, or telecopy by our directors, officers, and regular employees, who will receive no extra compensation for participating in this solicitation. We will also reimburse banks, brokerage firms, and other fiduciaries for forwarding solicitation materials to the beneficial owners of our common stock held of record by such persons. We will pay the entire cost of this solicitation. We expect to mail this proxy statement and the enclosed form of proxy to our shareholders on or about April 29, 2005.

Unless the context indicates otherwise, “HealthTronics”, “we”, “us”, “our” or the “Company” means HealthTronics, Inc. and all of our direct and indirect subsidiaries on a consolidated basis.

ANNUAL REPORT

Enclosed is our Annual Report to Shareholders for the year ended December 31, 2004, including our audited financial statements. Such Annual Report to Shareholders does not form any part of the material for the solicitation of proxies.

REVOCATION OF PROXY

Any shareholder returning the accompanying proxy may revoke such proxy at any time before it is voted by (a) giving written notice to our Secretary of such revocation, (b) voting in person at the meeting, or (c) executing and delivering to our Secretary a later dated proxy.

OUTSTANDING COMMON STOCK

Our voting securities are shares of our common stock, each share of which entitles the holder thereof to one vote on each matter properly brought before the meeting. Only shareholders of record at the close of business on April 18, 2005 are entitled to notice of, and to vote at, the meeting and any adjournment(s) thereof. As of April 18, 2005, there were outstanding and entitled to vote 33,563,212 shares of our common stock.

RECENT MERGER

On November 10, 2004, we completed the merger of Prime Medical Services, Inc., or Prime, with and into HealthTronics with HealthTronics being the surviving corporation in the merger. In this proxy statement we will refer to this merger between Prime and HealthTronics as “the Merger”. Prime was deemed to be the acquiring company for accounting purposes in the Merger and the Merger was accounted for as a reverse acquisition under the purchase method of accounting for business combinations in accordance with accounting principles generally accepted in the United States. The assets acquired and liabilities assumed were deemed to be those of HealthTronics because HealthTronics was the surviving legal entity. Our 2005 Annual Meeting of Shareholders will be the first annual meeting of the combined company.

CERTAIN SHAREHOLDERS

The following table sets forth certain information regarding beneficial ownership of our common stock as of April 18, 2005 or such other date indicated in the footnotes below by (a) each person who is known by us to be the beneficial owner of more than 5% of the outstanding shares of our common stock, (b) each of our directors and nominees for director, (c) each of our executive officers named in the Summary Compensation Table below under “Executive Compensation”, and (d) all of our executive officers and directors as a group. Unless otherwise indicated, we believe that each person or entity named below has sole voting and investment power with respect to all shares shown as beneficially owned by such person or entity, subject to community property laws where applicable and the information set forth in the footnotes to the table below.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class(2)
Prides Capital Partners, L.L.C. et al 200 High Street, Suite 700 Boston, MA 02110	2,655,443	(3)	7.9%

Perry Corp. 599 Lexington Avenue New York, NY 10022	1,850,175	(4)	5.5%

FMR Corp. 82 Devonshire Street Boston, MA 02109	1,747,339	(5)	5.2%

Dimensional Fund Advisors Inc. 1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401	1,670,438	(6)	5.0%

Argil J. Wheelock, M.D.	1,694,364		5.0%

Brad A. Hummel	473,000		1.4%

Kenneth S. Shifrin	407,870		1.2%

Joseph M. Jenkins, M.D.	209,773		*

Scott A. Cochran	200,500		*

William A. Searles	167,600		*

John Q. Barnidge	137,332		*

Perry M. Waughtal	110,000		*

R. Steven Hicks	97,500		*

Timothy J. Lindgren	84,334		*

Donny R. Jackson	78,334		*

James Whittenburg	8,334		*

*	Less than 1%
(1)	Includes the following number of shares subject to options that are presently exercisable or exercisable within 60 days after April 18, 2005: Dr. Wheelock, 360,000; Mr. Hummel, 418,334; Mr. Shifrin, 275,000; Dr. Jenkins, 180,000; Mr. Cochran, 97,500; Mr. Searles, 152,500; Mr. Barnidge, 91,666; Mr. Waughtal, 50,000; Mr. Hicks, 85,000; Mr. Lindgren, 73,334; Mr. Jackson, 76,334; and Mr. Whittenburg, 8,334.
(2)	Based on an aggregate of 33,563,212 shares of HealthTronics common stock issued and outstanding as of April 18, 2005.
(3)	Based on the Schedule 13D/A filed with respect to HealthTronics on November 18, 2004, voting and investment power with respect to these shares is held solely by Prides Capital Partners, L.L.C. The managers and directors of Prides Capital Partners, L.L.C. are Kevin A. Richardson, II, Henry J. Lawlor, Jr., Murray A. Indick, Charles E. McCarthy and Christian Puscasiu.
(4)	Based on the Schedule 13G filed with respect to HealthTronics on February 10, 2005, voting and investment power with respect to these shares is held by Perry Corp. as a general partner and/or investment advisor for the accounts of two or more private investment funds. Richard C. Perry is the President and sole shareholder of Perry Corp.
(5)	Based on the Schedule 13G filed with respect to HealthTronics on February 14, 2005, Fidelity Management & Research Company (“Fidelity”), a wholly-owned subsidiary of FMR Corp., is the beneficial owner of these shares as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940 (the “Funds”). Each Fund has sole power to dispose of the shares owned by such Fund. Neither FMR Corp., Edward C. Johnson, III, Chairman of FMR Corp., nor Abigail P. Johnson, a Director of FMR Corp., has the sole power to vote or direct the voting of the shares owned directly by the Funds, which power resides with the Funds’ Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds’ Boards of Trustees. The Johnson family group, through their ownership of voting common stock and the execution of a shareholders’ voting agreement, may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR Corp.
(6)	Based on the Schedule 13G filed with respect to HealthTronics on February 9, 2005, Dimensional Fund Advisors Inc. (“Dimensional”) is an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishing investment advice to four investment companies registered under the Investment Company Act of 1940, and serving as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts and accounts are referred to as the “Dimensional Funds.” In its role as investment advisor or manager, Dimensional possesses investment and/or voting power over these shares that are owned by the Dimensional Funds, and may be deemed to be the beneficial owner of the shares held by the Dimensional Funds.

EXECUTIVE COMPENSATION

Summary Compensation Table

Set forth below is information concerning aggregate compensation for 2004 for our Chief Executive Officer and each of our other most highly compensated executive officers who received in excess of $100,000 in salary and bonuses during the last fiscal year, who we will refer to as our named executive officers.

Long-Term Compensation
		Annual Compensation			Awards
Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Other Annual Compensation ($) (2)	Securities Underlying Options (#) (3)
Brad A. Hummel— Chief Executive Officer and President (4)	2004 2003 2002	400,000 400,000 325,000	400,000 — 325,000	4,400 3,000 6,150	100,000 125,000 100,000

Argil J. Wheelock, M.D. Nonexecutive Chairman (5)	2004 2003 2002	300,000 262,441 301,349	100,000 102,000 —	— 10,705 13,331	55,000 50,000 —

John Q. Barnidge— Chief Financial Officer and Senior Vice President (6)	2004 2003 2002	250,000 230,000 205,193	250,000 50,000 175,000	6,150 3,000 4,800	32,500 30,000 40,000

Joseph M. Jenkins, M.D.— President of Urology Division (7)	2004	270,000	77,490	4,813	25,000	(9)

James S.B. Whittenburg— Senior Vice President—Development, General Counsel and Secretary (8)	2004	250,000	87,059	5,204	25,000

(1)	Reflects bonuses earned during the year.
(2)	In addition to their annual remuneration, executive officers who are also employees are entitled to receive the Company’s matching contribution under our 401(k) plan. The Company-sponsored match amounts are shown in the “Other Annual Compensation” column above. Also shown in the “Other Annual Compensation” column is insurance premiums paid by the Company for Dr. Wheelock of $2,331 in 2002.
(3)	Long-term compensation amounts are reflected in the year the related stock option is granted. A significant amount of the long-term compensation amounts reflected in any given year may relate to our previous year’s performance.
(4)	Mr. Hummel’s compensation figures for the years ended 2002, 2003 and 2004 reflect his compensation received while serving as Chief Executive Officer and President of Prime through November 9, 2004. The compensation figure for the year ended 2004 also includes compensation received from November 10 through December 31, 2004 while serving as our Chief Executive Officer and President.
(5)	Dr. Wheelock’s compensation figures for the years ended 2002, 2003 and 2004 reflect his compensation received while serving as our Chairman and Chief Executive Officer through November 9, 2004. The compensation figure for the year ended 2004 also includes compensation received from November 10 through December 31, 2004 while serving as our Nonexecutive Chairman.
(6)	Mr. Barnidge’s compensation figures for the years ended 2002, 2003 and 2004 reflect his compensation received while serving as Chief Financial Officer, Senior Vice President and Secretary of Prime through November 9, 2004. The compensation figure for the year ended 2004 also includes compensation received from November 10 through December 31, 2004 while serving as our Chief Financial Officer and Senior Vice President.
(7)

Dr. Jenkins became Prime’s President of the Urology Division in April 2004. Dr. Jenkins’ compensation figure for 2004 reflects his compensation received while serving as President of the Urology Division of

Prime through November 9, 2004. The compensation figure for the year ended 2004 also includes compensation received from November 10 through December 31, 2004 while serving as our President of the Urology Division.

(8)	Mr. Whittenburg joined Prime as Senior Vice President—Development and General Counsel in March 2004. He was appointed as Secretary of HealthTronics in late 2004. Mr. Whittenburg’s compensation figure for 2004 reflects his compensation received while serving as Senior Vice President—Development and General Counsel of Prime through November 9, 2004. The compensation figure for the year ended 2004 also includes compensation received from November 10 through December 31, 2004 while serving as our Senior Vice President—Development, General Counsel and Secretary.
(9)	These options were granted to Dr. Jenkins for his service as a director of Prime prior to his appointment as the President of the Urology Division.

Option Grants During 2004

The following table provides information related to options granted to the named executives officers during 2004. We do not have any outstanding stock appreciation rights.

	Number of Securities Underlying Options Granted (#)(1)		Percent of Total Options Granted to Employees in Fiscal Year		Exercise Price ($/Sh)		Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (2)
Name								5% ($)		10% ($)
Brad A. Hummel— President and Chief Executive Officer	100,000		10.4%			$6.15	05/26/14		$386,770		$980,152

Argil J. Wheelock, M.D.— Nonexecutive Chairman	25,000 30,000		2.6 3.1	% %	$ $	6.49 7.39	01/02/14 12/01/14	$ $	102,038 139,426	$ $	258,585 353,333

John Q. Barnidge— Chief Financial Officer and Senior Vice President	32,500		3.4%			$5.69	02/19/14		$116,298		$294,723

Joseph M. Jenkins, M.D.— President of the Urology Division	25,000		2.6%			$5.69	02/19/14		$89,460		$226,710

James S.B. Whittenburg— Senior Vice President—Development, General Counsel and Secretary	25,000		2.6%			$5.69	02/19/14		$89,460		$226,710

All Employees as a Group	965,739	(3)	100%			(3)	(3)		$3,920,149		$9,934,428

(1)	These options were granted at an exercise price equal to the closing price on the date of grant.
(2)	The dollar amounts in these columns represent potential value that might be realized upon exercise of the options immediately before the expiration of their terms, assuming that the market price of our common stock appreciates in value from the date of grant at the 5% and 10% annual appreciation rates. This disclosure is required by rules of the Securities and Exchange Commission and we make no representation that our common stock will appreciate at these rates or at all. The calculation does not take into account any taxes or other expense that might be owed.
(3)	These options represent the aggregate number of stock options granted during 2004 (i) by Prime under its former amended and restated 1993 stock option plan (352,500) and (ii) by us under our 2004 equity incentive plan (604,239). Options to purchase shares of Prime common stock became options to purchase our common stock at the time of the Merger. These options were issued throughout 2004 with various vesting schedules and expiration dates through the year 2014.

Aggregated Option Exercises During 2004 and Option Values at December 31, 2004

The following table provides information related to options exercised by the named executive officers during 2004 and the number and value of unexercised options held at December 31, 2004. We do not have any outstanding stock appreciation rights.

Aggregated Option/SAR Exercises In Last Fiscal Year

And Fiscal Year-End Option Values

	Shares Acquired on Exercise (#)	Value Realized ($)(1)	Number of Securities Underlying Unexercised Options/SAR at Fiscal Year End		Value of Unexercised In-the-Money Options/SARs at Fiscal Year-End (2)
Name			Exercisable	Unexercisable	Exercisable ($)	Unexercisable ($)
Brad A. Hummel	—	—	418,334	116,666	1,315,409	454,331

Argil J. Wheelock, M.D.	—	—	360,000	—	1,312,350	—

John Q. Barnidge	—	—	91,666	35,834	351,930	156,020

Joseph M. Jenkins, M.D.	—	—	180,000	10,000	501,485	49,400

James S.B. Whittenburg	—	—	—	25,000	—	123,500

(1)	Calculated by subtracting the per share exercise price of the option from the closing price of our common stock on the date of exercise and multiplying the difference by the number of shares of our common stock purchased upon the exercise of the option.
(2)	Calculated by subtracting the per share exercise price of the option from the closing price of our common stock on December 31, 2004 which was $10.63, and multiplying the difference by the number of shares of our common stock underlying the option.

Employment Agreements

We have entered into employment agreements with Messrs. Hummel, Barnidge, Jenkins and Whittenburg. Each of these agreements provide for the payment of a base salary, performance bonuses and other customary benefits. Mr. Hummel’s agreement provides for an annual salary, currently $400,000, and terminates April 1, 2006 but is subject to automatic renewal at the end of such term for successive one-year terms unless earlier terminated as provided in that agreement. Mr. Barnidge’s agreement provides for an annual salary, currently $250,000, and terminates September 1, 2005 but is subject to automatic renewal at the end of such term for successive one-year terms unless earlier terminated as provided in that agreement. Dr. Jenkins’ agreement provides for an annual salary, currently $275,000, and terminates April 15, 2007. Mr. Whittenburg’s agreement provides for an annual salary, currently $250,000, and terminates March 1, 2007. Each of the agreements entitles the employee to receive severance payments, generally equal to two times the employee’s average compensation for the past two years, if we terminate such individual’s employment without cause or such individual terminates for good reason. Certain of the agreements also give the employee the right to terminate employment and receive severance payments in the event of a direct or indirect change of control as a result of change in ownership of the Company or certain changes in the members of the Company’s board of directors. In addition, under the terms of Mr. Jenkins’ employment agreement, he is entitled to the use of a corporate apartment, the rent for which is paid by us, and a company vehicle.

Board Service and Release Agreement

Dr. Wheelock became our Nonexecutive Chairman on November 10, 2004 pursuant to a board service and release agreement. This agreement entitles Dr. Wheelock to receive $25,000 per month for the first year of his service, $20,833 per month for his second year of service and $16,666 per month for his third year of service, unless he is no longer serving on our board of directors. In the event Dr. Wheelock’s directorship with us is terminated, he will also be entitled to a severance payment of $1,410,000. Dr. Wheelock’s board service and release agreement also provides that Dr. Wheelock will for a period of five years following the date his service as one of our directors is terminated refrain from directly or indirectly (i) soliciting our and our affiliates’ employees and other similar persons; (ii) soliciting vendors, customers, and other similar persons and entities to adversely alter their relationship with us or our affiliates; (iii) advising physicians, hospitals, surgery centers and similar persons to negatively alter their business relationship with us or our affiliates; and (iv) engaging in certain business activities conducted by us.

In addition, Mr. Wheelock is eligible to receive annual bonuses and stock options at the discretion of the Compensation Committee.

Prior to the Merger, Dr. Wheelock received compensation during 2004 as our Chairman and Chief Executive Officer pursuant to an amended and restated employment contract effective January 1, 2004. The terms of that contract included an annual base salary of $300,000 and either a corporate automobile or an auto allowance of $600 per month. Dr. Wheelock was also eligible to receive annual bonuses and stock options at the discretion of the Compensation Committee. This agreement was terminated at the time of the Merger.

Indemnity Agreements

We have entered into indemnity agreements with certain of our current and former officers and directors and certain of Prime’s former directors. These agreements generally provide that, to the extent permitted by law, we must indemnify each such person for judgments, expenses, fines, penalties and amounts paid in settlement of claims that result from the fact that such person was an officer, director or employee of ours (or Prime’s, as applicable). In addition, our and certain of our subsidiaries’ organizational documents provide for certain indemnifications and limitations on liability for directors, managers and officers.

Deferred Compensation Plan

In April 2005, our board of directors adopted a deferred compensation plan. Our Compensation Committee will select those employees who are entitled to participate in the plan; provided, that such employees must be members of a select group of management or highly compensated employees (as such term is defined under the Employee Retirement Income Security Act of 1974, as amended). Under the plan, plan participants are entitled to defer a portion of their base salary and up to 100% of their bonuses, which such deferred amounts will be placed into accounts, and allocate such amounts to a “measuring investment” in securities. Such deferred amounts would fully vest immediately. The account would increase or decrease in value based on changes in the price of the underlying measuring investment. Although the plan allows us to make discretionary cash contributions to the accounts of any of such participants, our board of directors has resolved that we will not make any discretionary contributions. Our contributions would vest in five equal annual installments beginning the year following such contribution; provided that such contributions would fully vest upon a participant’s death prior to termination of employment, disability, attainment of normal retirement age (as defined in the plan), or upon a change in control (as defined in the plan).

In addition, a participant may defer “stock option gains.” If a participant elects to exercise stock options and uses already owned shares held by such participant for at least six months before the date of exercise to pay such exercise price, such participant may defer the “net” shares received upon exercise (i.e., the aggregate number of shares acquired upon exercise less the number of shares used to pay the exercise price), which we will refer to as the “gain shares.” Upon such deferral, the gain shares would be converted into phantom share units and placed into the participant’s account. The participant would be 100% vested in such shares. The account would increase or decrease in value based on changes in our stock price.

A participant’s account will be distributed upon normal retirement, early retirement, or a termination of employment (as such terms are defined in the plan).

REPORT OF THE COMPENSATION COMMITTEE

OF THE

BOARD OF DIRECTORS

The Company is engaged in a highly competitive business. For the Company to succeed, the Company believes that it must be able to attract and retain qualified executives. To achieve this objective, we have structured an executive compensation policy tied to operating performance that we believe has enabled the Company to attract and retain key executives.

The Compensation Committee is comprised of Timothy J. Lindgren, William A. Searles and Perry M. Waughtal, all of whom are “independent” directors as defined in Rule 4200(a)(15) of the Nasdaq listing standards. Mr. Waughtal joined the Compensation Committee in April 2005 in replacement of Scott A. Cochran.

The Compensation Committee has primary responsibility for determining executive compensation levels, including compensation for officers and key divisional executives. The Board as a whole maintains a philosophy that compensation of executive officers, including that of the Chief Executive Officer and President, and other officers and key divisional executives should be linked to both operating and stock price performance. These performance measures include earnings per-share growth, stock price growth, revenue growth, pre-tax income, return on capital, and division performance as well as the achievement of actions that enhance the strategic growth of the Company. A portion of management compensation is comprised of bonuses, based on bonus targets set annually, operating and stock performance, and a subjective bonus component based on contributions to enhance the strategic growth of the Company, with a particular emphasis on the attainment of planned financial and strategic business objectives. Accordingly, in years in which performance goals are achieved or exceeded, executive compensation tends to be higher than in years in which performance is below expectations. The Committee also feels that stock options are an effective incentive compensation tool and have the benefit of linking long-term reward to the price of the Company’s stock.

The Compensation Committee engaged during 2002 the services of a nationally recognized executive compensation consulting firm. The objective was to determine the competitiveness of the Company’s executive compensation and, as appropriate, make recommendations for the Compensation Committee and Board to consider. The study reaffirmed that a significant component of both annual and long term compensation should be linked to measurable performance. It further recognized that long term performance was becoming an increasingly important component of overall executive compensation. The Compensation Committee will continue to utilize outside resources as it considers appropriate to keep abreast of matters impacting the competitiveness of the Company’s executive compensation.

For 2004, our executive compensation program consisted of base salary, a cash bonus based on current year performance, and long term stock option awards, all of which related to the achievement of specific current and long term goals and other factors as described above. A substantial portion of overall executive bonus compensation for the Company was driven by specific performance achievements. Senior executives also received bonus compensation for achievement of actions that enhanced the strategic growth of the Company, such as mergers, acquisitions or significant financing activities. The Company’s financial performance measurements included earnings-per-share growth, stock price growth, revenue growth and return on capital. The Committee believes that compensation levels for 2004 adequately reflected our compensation goals and the performance of management against those goals, as well as recognition for unanticipated achievements.

Section 162(m) of the Internal Revenue Code limits the tax deduction to $1 million for compensation paid to certain executives of public companies. The Compensation Committee has considered these requirements and believes that the Company’s 2004 Equity Incentive Plan and bonus arrangements for senior officers meet the requirement that they be “performance based” and, therefore, are exempt from the limitations on deductibility.

The Compensation Committee’s present intention is to comply with Section 162(m) unless the Compensation Committee feels that compliance in a particular instance would not be in our best interest or the best interest of our shareholders.

Compensation Committee: William A. Searles, Chairman

Timothy J. Lindgren

Perry M. Waughtal

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Randy Wheelock is a principal of US Orthotripsy, LLC, a limited partner in Orthotripsy Services of Eastern Tennessee, L.P. (“East Tennessee”) and OssaTron Services of the Carolinas, L.P. (“Carolinas”), both of which are limited partnerships that we control by virtue of controlling the general partner and in which we own a limited partner interest. East Tennessee provides Orthotripsy services in East Tennessee and Carolinas provides Orthotripsy services in North Carolina and South Carolina. We engaged US Orthotripsy, LLC to manage East Tennessee and Carolinas and Randy Wheelock was paid a monthly management fee of $4,333 plus reimbursement for reasonable expenses during 2004. Randy Wheelock is the brother of Dr. Wheelock, the Company’s Nonexecutive Chairman.

Prior to March 31, 2004, Dr. Wheelock directly owned a 2.78% interest and indirectly owned an additional 3.3% interest (through 9% ownership in a corporate partner, NGST, Inc.) in Tenn-Ga Stone Group Two, a Tennessee general partnership. Tenn-Ga Stone Group Two provides lithotripsy services in Tennessee and North Georgia. Dr. Wheelock purchased his interests in Tenn-Ga Stone Group Two in or about 1990. We manage Tenn-Ga Stone Group Two and are a 28% owner and managing partner of Tenn-Ga Stone Group Three, a Tennessee general partnership that has a 38.25% ownership interest in Tenn-Ga Stone Group Two. Tenn-Ga Stone Group Two pays us a management fee of $40,000 per year. We also supply services, parts and consumables to Tenn-Ga Stone Group Two at standard rates. During 2004, Tenn-Ga Stone Group Two paid us $293,525 for such services, parts and consumables. On March 31, 2004, Dr. Wheelock sold his interest in NGST, Inc. to Tenn-Ga Stone Group Three for $120,000.

In 1998, Dr. Wheelock purchased a 3% ownership interest in Lincolnland Lithotripsy, Inc., a corporation that provides mobile lithotripsy services in Illinois. We also supply services, parts and consumables to Lincolnland Lithotripsy, Inc. at standard rates. During 2004, Lincolnland Lithotripsy, Inc. paid us $200,561 for such services, parts and consumables. On December 31, 2004, Dr. Wheelock sold his interest in Lincolnland Lithotripsy, Inc. back to Lincolnland Lithotripsy, Inc. for $30,000.

During 2001 and early 2002, Prime made full recourse loans totaling approximately $975,000 to 12 members of its management. The loans bear interest at 6.5% and require annual payments of principal and interest due April 1 of each year. We assumed these loans after the Merger and there are currently 5 of our employees that still have obligations under these loans. All 5 of these loans are current and the net principal balance outstanding as of April 18, 2005 is approximately $479,000.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission, or the SEC, and the Nasdaq National Market. Such persons are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

Based solely on our review of the copies of such forms received by us with respect to 2004, or written representations from certain reporting persons, we believe that all filing requirements applicable to our directors, executive officers and persons who own more than 10% of a registered class of our equity securities have been complied with, except that each current director filed one late Form 4 during 2004.

QUORUM; VOTING

The presence, in person or by proxy, of the holders of a majority of the outstanding shares of our common stock entitled to vote is necessary to constitute a quorum at the meeting. Abstentions and “broker non-votes” (shares held by brokers or nominees as to which they have no discretionary power to vote on a particular matter and have received no instructions from the beneficial owners thereof or persons entitled to vote thereon) will be counted in determining whether a quorum is present at the meeting. If a quorum is not present or represented at the meeting, the shareholders entitled to vote thereat, present in person or represented by proxy, have the power to adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present or represented. At any such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally notified.

Cumulative voting is not permitted in the election of our directors. On all matters (including election of directors) submitted to a vote of the shareholders at the meeting or any adjournment(s) thereof, each holder of our common stock will be entitled to one vote for each share of our common stock owned of record by such shareholder at the close of business on April 18, 2005.

Proxies in the accompanying form that are properly executed and returned and that are not revoked will be voted at the meeting and any adjournment(s) thereof and will be voted in accordance with the instructions thereon. Any proxy upon which no instructions have been indicated with respect to a specified matter will be voted according to the recommendations of our board of directors, which are contained in this proxy statement. Our board of directors knows of no matters, other than those presented in this proxy statement, to be presented for consideration at the meeting. If, however, other matters properly come before the meeting or any adjournment(s) thereof, the persons named in the accompanying proxy will vote such proxy in accordance with their judgment on any such matters. The persons named in the accompanying proxy may also, if they believe it advisable, vote such proxy to adjourn the meeting from time to time.

Other than the election of directors, which requires a plurality of the votes cast, each matter submitted to the shareholders requires the affirmative vote of a majority of the votes cast and entitled to vote on such matter. If you abstain from voting in the election of directors, your abstention will not affect the outcome of this election. Abstention is not a vote cast. Broker non-votes will not affect the outcome of the election of directors.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our nominating committee and board of directors have nominated eight directors for election at the 2005 annual meeting. All nominees will be elected to hold office until our next annual meeting of shareholders or until his successor is duly elected and qualified, or until his earlier death, resignation or removal. The following is a description of the nominees:

Name	Age	Director Since(1)
R. Steven Hicks	55	2004
Brad A. Hummel	48	2004
Donny R. Jackson	56	2003
Timothy J. Lindgren	58	2003
William A. Searles	62	2004
Kenneth S. Shifrin	56	2004
Perry M. Waughtal	69	2004
Argil J. Wheelock, M.D.	57	1996

(1)	Messrs. Hicks, Hummel, Searles, Shifrin and Waughtal became directors in November 2004 following the Merger with Prime. Details regarding these directors’ service as directors of Prime is provided in the biographical information below.

Mr. Hicks became a director of Prime in December 2002 and a director of the Company in November 2004 upon the closing of the Merger. In June 2000, Mr. Hicks became Chairman of Capstar Partners, LLC, an Austin based private investment company. Previously he founded Capstar Broadcasting and served as Vice Chairman of AMFM, Inc.

Mr. Hummel became Prime’s President and Chief Executive Officer and a director in June 2000, and the Company’s President and Chief Executive Officer and a director in November 2004 upon the closing of the Merger. From October 1999 until June 2000, Mr. Hummel was Prime’s Executive Vice President and Chief Operating Officer. From 1984 to 1999, Mr. Hummel was with Diagnostic Health Services, Inc., a multi-state provider of mobile and fixed base imaging services. Subsequent to Mr. Hummel’s departure, DHS filed for Chapter 11 bankruptcy reorganization in March 2000 and shortly thereafter re-emerged from bankruptcy in October 2000. From 1981 to 1984, Mr. Hummel was an associate with Covert, Crispin and Murray, a Washington, D.C. and London-based management consulting firm.

Mr. Jackson has served as a director of the Company since January 2003. Since 2002, Mr. Jackson has served as the Director of the Technical Services Group of InterCept, Inc., a publicly traded company that provides technology, products and services to financial institutions. Prior to this he served as: President and Chief Executive Officer of Netzee, Inc., a publicly traded company providing integrated Internet banking and e-commerce products and services to financial institutions, from 2000 to 2002; President and Chief Operating Officer of The Intercept Group, Inc., from 1996 to 2000; Chief Executive Officer of Provesa, Inc., a data processing and check imaging services company, from 1993 to 1996; Chief Executive Officer of Bank Atlanta, from 1990 to 1992 and Chief Financial Officer, from 1988 to 1990; and Audit Manager at Evans, Porter, Bryan, from 1986 to 1987; and Audit Partner at Womble, Jackson, Gunn, from 1978 to 1986. Mr. Jackson has served on the Board of Directors of Intercept, Inc. and Bank Atlanta.

Mr. Lindgren has served as a director of the Company since January 2003. Mr. Lindgren is a senior vice president for Hyatt Hotels & Resorts, overseeing the management and operations of 24 Hyatt hotels in 10 states. Throughout his 33-year career with Hyatt, Mr. Lindgren has held a variety of management positions including general manager of several Hyatt Regency hotels.

Mr. Searles became a director of Prime in 1989 and a director of the Company in November 2004 upon the closing of the Merger. He has been an independent business consultant since 1989. Before then, he spent 25 years with various Wall Street firms, the last ten of which were with Bear Stearns. In 1989, he became a director of American Physicians Service Group, Inc. (NASDAQ: AMPH), a management and financial services firm. From 1972 to 1999, Mr. Searles was the sole owner of Travelmart, Inc., a small privately-held New Jersey based travel agency.

Mr. Shifrin became Prime’s Chairman of the Board in 1989 and served as Executive Chairman until December 30, 2001. Mr. Shifrin served as Nonexecutive Chairman of Prime from December 31, 2001 until the closing of the merger in November 2004. Mr. Shifrin became Nonexecutive Vice Chairman of the Company in November 2004 upon the closing of the Merger. Mr. Shifrin has served in various capacities with AMPH since 1985, and is currently the Chairman of the Board and Chief Executive Officer of AMPH. In June of 2003, he became a director of Financial Industries Corporation (NASDAQ: FNINE), a Texas-based insurance company.

Mr. Waughtal became a director of Prime in December 2003 and a director of the Company in November 2004 upon the closing of the Merger. Since April 2000, he has been a director of KMR and Kinder Morgan G.P., Inc. He is also the Chairman and a limited partner of Songy Partners Limited, an Atlanta, Georgia based real estate investment company. Previously, he served for over 30 years as Vice Chairman of Development and Operations and as Chief Financial Officer for Hines Interests Limited Partnership, a real estate and development entity based in Houston, Texas.

Dr. Wheelock served as Chairman and Chief Executive Officer of the Company from July 1996 until November 2004 when he became the Nonexecutive Chairman of the Company. From 1979 until 1996 Dr. Wheelock was a practicing, board-certified urologist in Chattanooga, Tennessee. While in practice, he was engaged as a consultant by various public companies.

No family relationships exist among our officers or directors. Except as indicated above, no director of ours is a director of any company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, or subject to the requirements of Section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940.

Should any nominee for director become unwilling or unable to accept nomination or election, the proxies will be voted for the election, in his stead, of such other persons as our board of directors may recommend or our board of directors may reduce the number of directors to be elected. We have no reason to believe that any nominee named above will be unwilling or unable to serve.

The Board recommends that you vote FOR each nominee for director.

CERTAIN INFORMATION REGARDING OUR BOARD OF DIRECTORS

Our Board compensation consists of both cash and common stock options. Except for the nonexecutive Chairman of the Board, who is entitled to receive stock options for his service as nonexecutive Chairman as described below, officers who are also directors do not receive any fee or remuneration for services as members of the Board or of any Committee of the Board. Currently, our Board cash compensation consists of an annual retainer of $30,000, $1,500 for Board meetings lasting in excess of two hours and $400 for each Committee meeting. Each non-management director receives 20,000 stock options and 5,000 additional stock options for serving as a Committee Chairman. In addition, the nonexecutive Chairman receives 10,000 additional stock options and the nonexecutive Vice Chairman receives 5,000 additional stock options. All of such options would have an exercise price equal to the fair market value on the date of grant and would be fully vested upon grant. The following table reflects Board compensation paid during 2004 to our current non-management directors.

	Directors Compensation In 2004(1)
	Cash Paid ($)	Stock Options (#)
Mr. Cochran	34,500	35,000
Mr. Hicks	37,900	45,000
Mr. Jackson	34,500	38,000
Mr. Lindgren	34,500	35,000
Mr. Searles	39,900	45,000
Mr. Shifrin (2)	96,663	50,000
Mr. Waughtal	39,500	50,000

(1)	This table reflects the compensation paid to our current non-management directors during 2004 by Prime and us, as applicable, prior to the Merger, as well as by us following the Merger. Prime directors, prior to the Merger, were entitled to cash compensation consisting of an annual retainer of $30,000, $1,500 for Board meetings lasting in excess of two hours and $400 for each Committee meeting. Prime Board members received 20,000 stock options and 5,000 additional stock options for serving as a Committee Chairman, with an exercise price equal to the fair market value on the date of grant. Prior to the Merger, our non-management directors were entitled to receive a fee of $5,000 for each Board meeting attended and $1,000 per Committee meeting attended and our directors received stock options at the discretion of the Compensation Committee of the Board of Directors as compensation for their service on the Board of Directors. Following the Merger, our directors became entitled to the same compensation that formerly applied to Prime’s directors.
(2)	Mr. Shifrin received a monthly fee of $8,333 for serving as Chairman of the Board of Prime prior to November 10, 2004. Mr. Shifrin received additional payments from Prime and us as described below under “Kenneth S. Shifrin.”

Kenneth S. Shifrin

Mr. Shifrin became our Nonexecutive Vice Chairman on November 10, 2004 pursuant to a board service, amendment and release agreement. That agreement entitled Mr. Shifrin to receive a one time payment of $180,000 at the time of the Merger and also currently entitles him to have life insurance policies maintained on his behalf by us. Mr. Shifrin’s current compensation for his service as a director is otherwise as determined by HealthTronics’ board of directors for non-management directors.

Prior to the Merger, Mr. Shifrin received compensation as a director of Prime during 2004 under a board service agreement that provided for the monthly payment of $8,333 to Mr. Shifrin for as long as he was elected to serve as Prime’s Chairman of the Board of Directors. This agreement was terminated at the time of the Merger.

Mr. Shifrin also has a noncompetition, release and severance agreement dated December 30, 2001, which was entered into with Prime and assumed by us in connection with the Merger. This agreement originally terminated Mr. Shifrin’s employment agreement with Prime and provided that Mr. Shifrin would not own, manage or control any business that competed with Prime and would not advise any of Prime’s customers or suppliers to cancel or curtail their dealings with Prime, or influence any of Prime’s employees to terminate his or her employment with Prime, for a period of five years. At the time of the Merger we assumed this agreement with Mr. Shifrin and amended it to extend the non-competition and related covenants in that agreement for one year. Under this agreement, Mr. Shifrin was paid $200,000 on January 1, 2004. In addition, on January 1, 2005, we made the remaining $200,000 payment due to Mr. Shifrin under this agreement.

BOARD COMMITTEES; CORPORATE GOVERNANCE

General

There are presently nine members of our board of directors, including six directors who the board has determined to be independent under Rule 4200(a)(15) of the Nasdaq listing standards.

Our board of directors held 13 meetings during 2004, and during that year each incumbent director attended at least 75% of (a) the total number of our board meetings (held during the period for which he has been a director) and (b) the total number of meetings held by all committees of the board on which he served (during the periods that he served).

In regard to directors’ attendance at annual shareholders meetings, although we do not have a formal policy regarding such attendance, our board of directors encourages all board members to attend such meetings, but such attendance is not mandatory. All of our board members serving as directors at the time attended the 2004 annual shareholders meeting. In addition, our board of directors holds its regular annual meeting immediately following the annual shareholders meeting.

Our board of directors has an audit committee, a compensation committee and a nominating committee. Our board of directors has adopted a written charter for each of these committees which charters are attached hereto as follows:

Audit Committee Charter—Appendix A

Compensation Committee Charter—Appendix B

Nominating Committee Charter—Appendix C

Audit Committee

The audit committee’s functions include engaging our independent public accountants, reviewing with such accountants the plans for and the results and scope of their auditing engagement and certain other matters relating to their services to us, including matters relating to the independence of such accountants. Mr. Cochran, Mr. Jackson and Mr. Lindgren served on the audit committee during 2004 prior to the Merger. Mr. Jackson, Mr. Nicolais, and Mr. Waughtal were appointed as the members of the audit committee following the Merger. Mr. Jackson, Mr. Hicks and Mr. Waughtal are the current members of the audit committee. The chairman of the committee is Mr. Waughtal. Our board has determined that the committee members are “independent” as defined in Rule 4200(a)(15) of the Nasdaq listing standards. In addition, our board has determined that the committee members meet the independence standards set forth in Rule 10A-3(b)(1) of the Exchange Act. Our board has further determined that Mr. Waughtal is an “audit committee financial expert” as such term is defined in Item 401(h) of Regulation S-K promulgated by the SEC. The audit committee held twelve meetings during 2004.

The audit committee’s policy is to pre-approve all audit and permissible non-audit services provided by our independent auditors. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget.

Biographical information for Mr. Cochran is available in Amendment No. 1 to HealthTronics’ 2004 Proxy Statement on Schedule 14A filed with the SEC on May 3, 2004. Biographical information for Mr. Nicolais is available in Prime’s 2004 Proxy Statement on Schedule 14A filed with the SEC on April 28, 2004.

Compensation Committee

The compensation committee makes recommendations to our board of directors with respect to the compensation of our executive officers, including issuance of stock options. James R. Andrews and Russell H. Maddox served on the compensation committee during 2004 prior to the Merger. Mr. Cochran, Mr. Lindgren, and Mr. Searles were appointed as the members of the compensation committee following the Merger. Mr. Lindgren, Mr. Searles and Mr. Waughtal are the current members of the compensation committee. Our board has determined that the committee members are “independent” as defined in Rule 4200(a)(15) of the Nasdaq listing standards. The chairman of the committee is Mr. Searles. The compensation committee held four meetings during 2004.

Biographical information for Mr. Andrews and Mr. Maddox is available in Amendment No. 1 to HealthTronics’ 2004 Proxy Statement on Schedule 14A filed with the SEC on May 3, 2004.

Nominating Committee

The nominating committee has primary responsibility for making recommendations to our board of directors for nominees for election to our board of directors. The nominating committee did not meet during 2004. Rather, the members approved the slate of director nominees for the 2004 annual shareholders meeting by unanimous consent in lieu of meeting. Mr. Jackson and Mr. Maddox served on the nominating committee during 2004 prior to the Merger. Mr. Cochran, Mr. Hicks, and Mr. Nicolais were appointed as the members of the nominating committee following the Merger. Mr. Hicks, Mr. Jackson and Mr. Lindgren are the current members of the nominating committee. Our board has determined that the committee members are “independent” as defined in Rule 4200(a)(15) of the Nasdaq listing standards. The chairman of the committee is Mr. Hicks.

The nominating committee identifies nominees by first evaluating the current members of the board who are willing to continue in service. Current members of the board with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the board with that of obtaining a new perspective. If any member of the board does not wish to continue in service or if the nominating committee decides not to recommend a member for re-election, the nominating committee will identify the desired skills and experience of a new nominee in light of the criteria below. Research may be performed to identify qualified individuals. The nominating committee has not engaged third parties to identify or evaluate or assist in identifying potential nominees, although it may do so in the future if it considers doing so necessary or desirable.

The consideration of any candidate for service on our board is based on the nominating committee’s assessment of the candidate’s professional and personal experiences and expertise relevant to our operations and goals. The committee evaluates each candidate on his or her ability to devote sufficient time to board activities to effectively carry out the work of the board. The ability to contribute positively to the existing collaborative culture among board members is also considered by the committee. In addition, the committee considers the composition of the board as a whole; the status of the nominee as “independent” under the Nasdaq’s listing standards and the rules and regulations of the SEC; and the nominee’s experience with accounting rules and practices. Other than the foregoing, there are no stated minimum criteria for director nominees, although the nominating committee may also consider such other factors as it may deem are in our and our shareholders’ best interests.

After completing its evaluation, the nominating committee makes a recommendation to the full board of directors as to the persons who should be nominated by the board, and the board determines the nominees after considering the recommendation and report of the nominating committee.

The nominating committee will consider director candidates recommended by our shareholders. The nominating committee does not have a formal policy on shareholder nominees, but intends to assess them in the same manner as other nominees, as described above. To recommend a prospective nominee for the nominating committee’s consideration, shareholders should submit in writing the candidate’s name and qualifications, and otherwise comply with our bylaws’ and nominating committee charter’s requirements for shareholder nominations, which are described below, to:

HealthTronics, Inc.

1301 S. Capital of Texas Hwy, Suite B-200

Austin, TX 78746

Attention: Corporate Secretary

Our nominating committee charter provides that any shareholder wishing to recommend a nominee should submit a recommendation in writing, indicating the nominee’s qualifications and other relevant biographical information and provide confirmation of the nominee’s consent to serve as a director if elected and to being named in the proxy statement and certain information regarding the status of the shareholder submitting the recommendation, to our Corporate Secretary at the address provided above. Such nomination recommendation must be received by us at the address provided above not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting (provided, that, if the annual meeting is called for a date that is not within 45 days before or after such anniversary date, notice by the shareholder to be timely must be so received by us not more than 120 days before the annual meeting and not less than the later of (1) 90 days before the annual meeting and (2) the 10th day following the day on which we first make a public announcement of the date of the annual meeting).

Shareholder Communications with the Board of Directors

If a shareholder desires to send a communication to our board of directors, such shareholder should send the communication to:

HealthTronics, Inc.

1301 S. Capital of Texas Hwy, Suite B-200

Austin, TX 78746

Attention: Chairman of the Board

The chairman of the board will forward the communication to the other board members.

If a shareholder desires to send a communication to a specific board member, such shareholder should send the communication to the above address with attention to the specific board member.

Code of Ethics

We have established a Code of Ethics for our chief executive officer, senior finance officers and all other employees. A current copy of this code is available on our web site at http://www.healthtronics.com. The contents of this web site are not incorporated by reference and the web site address provided in this proxy statement is intended to be an inactive textual reference only.

EQUITY COMPENSATION PLANS

At December 31, 2004, we had seven separate equity compensation plans: the Prime 1993 and 2003 stock option plans, the HealthTronics general, 2000, 2001 and 2002 stock option plans, and the HealthTronics 2004 equity incentive plan. The plans, and all amendments thereto, had been approved by Prime’s and HealthTronics shareholders, as the case may be. The following table sets forth certain information as of December 31, 2004 about our equity compensation plans:

	(a)	(b)	(c)
Plan Category	Number of shares of our common stock to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of shares of our common stock remaining available for future issuance under equity compensation plans (exceeding securities reflected in column (a))
Prime 1993 stock option plan	1,669,751	$7.39	—

Prime 2003 stock option plan	337,500	$5.80	—

HealthTronics equity incentive plan and stock option plans	2,320,514	$7.63	251,605

Other equity compensation plans approved by our security holders	N/A	N/A	N/A

Equity compensation plans not approved by our security holders	N/A	N/A	N/A

PROPOSAL NO. 2

AMENDMENT TO 2004 EQUITY INCENTIVE PLAN

In April 2005, our board of directors approved an amendment to our 2004 Equity Incentive Plan, or the Plan, to increase by 450,000 shares the number of shares available for issuance thereunder (from 500,000 shares to 950,000) subject to approval by our shareholders. Our board of directors believes that approval of this amendment is in our best interest because the availability of an adequate number of shares under the Plan is an important factor in attracting, motivating and retaining qualified officers, employers, directors and consultants essential to our success and in aligning their long-term interests with those of our shareholders. The full text of the amendment is attached to this Proxy Statement as Appendix D.

The following is a summary of the material terms of the Plan.

Purpose

To attract and retain individuals eligible to participate in the Plan and to further our growth, development and financial success by aligning the personal interests of participants in the Plan, through the ownership of shares of our common stock and other incentives, with those of us and our shareholders.

Administration

Our board of directors or a committee designated by the board of directors, such as the Compensation Committee (in either case, we refer to such body as the Administrator).

Eligibility

Officers, employees, directors, consultants and other persons selected by the board of directors or the committee designated to administer the Plan.

Stock Subject to the Plan

Originally, 500,000 shares of our common stock were reserved and available for issuance under the Plan. If our stockholders approve the amendment, the number of shares reserved and available for issuance under the Plan would increase by 450,000 shares (from 500,000 to 950,000). There are no pre-established limits on what number of the shares of our common stock reserved for the Plan will be allocated as stock options, stock appreciation rights (or SARs), restricted stock grants, stock purchase rights, and other stock based awards.

Awards under the Plan

•	Options. We will have the ability to award “Incentive Stock Options” and “Non-Statutory Stock Options” under the Plan (in either case we refer to such awards as the Option(s)).

•	Incentive Stock Options. Only our key managerial employees (or certain of our affiliates) may be eligible to receive an award of Incentive Stock Options. Incentive Stock Options awarded under the Plan must have an exercise price of at least 100% of the fair market value of our common stock on the date of grant. In the case of an employee who owns stock representing more than 10% of our voting power, the exercise price will be at least 110% of the fair market value of our common stock on the date of grant.

•	Non-Statutory Stock Options. We can award Non-Statutory Stock Options to any person eligible under the Plan. The Plan does not establish a minimum exercise price for Non-Statutory Stock Options granted under the Plan.

•	Other Terms Applicable to Options. Options may contain other provisions the Administrator decides are appropriate relating to when the Options will become exercisable, the times and circumstances the Options may be exercised, and the methods the exercise price may be paid. Options that become exercisable will expire no later than 10 years from the date the Options were granted; however, in certain cases the Options will expire 5 years from the date they were granted (i.e., in the case of Options granted to an employee who owns stock representing more than 10% of our voting power).

•	Stock Appreciation Rights. SARs granted under the Plan will entitle the participant to receive, in either cash or stock, the excess of the fair market value of one share of our common stock over the exercise price of the SAR. The Administrator will determine the terms under which SARs are awarded, including the times and circumstances under which a SAR may be exercised. SARs may be granted at a price determined by the Administrator, and may be granted in tandem with an Option, such that the exercise of the SAR or related Option will result in a forfeiture of the right to exercise the related Option for an equivalent number of shares, or independently of any Option. Any SAR may be exercised at the times specified in the document awarding the SAR, and the SAR will expire at the time designated at the time the SAR is awarded.

•	Restricted Stock. Restricted Stock may be granted alone or in conjunction with other awards under the Plan and may be conditioned upon continued employment for a specified period, the attainment of specific performance goals or such factors as the Administrator may determine. In making an award of Restricted Stock, the Administrator will determine the restrictions that will apply, the period during which the award will be subject to such restrictions, and the price, if any, payable by a recipient. The Administrator may amend any award of Restricted Stock to accelerate the dates after which such award may be executed in whole or in part. Shares of Restricted Stock shall not be transferable until after removal of the legend with respect to such shares.

•	Stock Purchase Rights. Stock Purchase Rights may be issued either alone, in addition to, or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. The Administrator will determine the terms, conditions and restrictions related to the Stock Purchase Rights, including the number of shares that such person shall be entitled to purchase, the price to be paid, and the time within which such person must accept such offer (all in accordance with a Restricted Stock purchase agreement). Unless the Administrator determines otherwise, the Restricted Stock purchase agreement shall grant us a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser’s service with us for any reason (including death or disability).

•	Other Stock-Based Awards. The Administrator shall have complete discretion in determining the number of shares subject to “Other Stock Based Awards”, the consideration for such awards and the terms, conditions and limitations pertaining to same including, without limitation, restrictions based upon the achievement of specific business objectives, tenure, and other measurements of individual or business performance, and/or restrictions under applicable federal or state securities laws, and conditions under which such awards will lapse. Payment of Other Stock Based Awards may be in the form of cash, shares, other awards, or in such combinations thereof as the Administrator shall determine at the time of grant, and with such restrictions as it my impose.

Performance Awards

The Administrator may condition the receipt of an award or the vesting of an award on certain business criteria. If the Administrator determines that such performance conditions should be considered “performance-based compensation” under Section 162(m) of the Internal Revenue Code, the performance goals must relate to one of the following business criteria: (1) fair market value of shares of our common stock; (2) operating profit; (3) sales volume of our products; (4) earnings per share; (5) revenues; (6) cash flow; (7) cash flow return on investment; (8) return on assets, return on investment, return on capital, return on equity; (9) economic value added; (10) operating margin; (11) net income; pretax earnings; pretax earnings before interest, depreciation and amortization; pretax operating earnings after interest expense and before incentives, service fees, and extraordinary or special items; or (12) any of the above goals as compared to the performance of a published index, such as the Standard & Poor’s 500 Stock Index or a group of comparable companies.

Adjustments Upon Changes in Capitalization, Merger or Asset Sale

•	Changes in Capitalization. Subject to any required action by our shareholders, the number of shares of common stock subject to the Plan (whether awarded or reserved but not awarded) as well as the price per share of common stock subject to the Plan (whether awarded or reserved but not awarded) shall be proportionately adjusted for any increase or decrease in the number of issued shares of common stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the common stock, or any other increase or decrease in the number of issued shares of common stock effected without receipt of consideration by us.

•	Dissolution or Liquidation. In the event of our proposed dissolution or liquidation, the Administrator in its discretion may provide for a participant to have the right to exercise his or her award until 15 days prior to such transaction as to all of the shares covered thereby. To the extent it has not been previously exercised, an award will terminate immediately prior to the consummation of such proposed action.

•	Merger or Asset Sale. In the event of our merger with or into another corporation, or the sale of substantially all of our assets, each outstanding award shall be assumed or an equivalent option or right substituted by the successor corporation. In the event that the successor corporation refuses to assume or substitute for the award, the Participant shall fully vest in and have the right to exercise the award as to all of the shares, including shares as to which it would not otherwise be vested or exercisable.

Transferability of Awards

Awards may not be pledged, assigned or transferred while the Plan participant is still living, except that Options may be transferred to a Plan participant’s spouse as directed by a court, provided such transfer is “incident to divorce” within the meaning of Section 1041 of the Internal Revenue Code of 1986, as amended.

Termination, Amendment or Suspension

Our board of directors or the committee can terminate, suspend or amend the Plan at any time, subject to shareholder approval required under federal or state law or by the stock exchange on which our common stock is listed.

Federal Income Tax Consequences

•	Incentive Stock Options. In general, no taxable income for Federal income tax purposes will be recognized by an option holder upon receipt or exercise of an incentive stock option and we will not then be entitled to any tax deduction. Assuming that the option holder does not dispose of the option shares before the later of (i) two years after the date of grant or (ii) one year after the exercise of the option, upon any such disposition, the option holder will recognize capital gain equal to the difference between the sale price on disposition and the exercise price.

If, however, the option holder disposes of his option shares prior to the expiration of the required holding period, he will recognize ordinary income for Federal income tax purposes in the year of disposition equal to the lesser of (i) the difference between the fair market value of the shares at date of exercise and the exercise price, or (ii) the difference between the sale price upon disposition and the exercise price. Any additional gain on such disqualifying disposition will be treated as capital gain. In addition, if such a disqualifying disposition is made by the option holder, we will be entitled to a deduction equal to the amount of ordinary income recognized by the option holder provided such amount constitutes an ordinary and reasonable expense of ours.

•	Nonqualified Stock Options. No taxable income will be recognized by an option holder upon receipt of a nonqualified stock option, and we will not be entitled to a tax deduction for such grant.

Upon the exercise of a nonqualified stock option, the option holder will include in taxable income for Federal income tax purposes the excess in value on the date of exercise of the shares acquired upon exercise of the nonqualified stock option over the exercise price. Upon a subsequent sale of the shares, the option holder will derive short-term or long-term gain or loss, depending upon the option holder’s holding period for the shares, commencing upon the exercise of the option, and depending upon the subsequent appreciation or depreciation in the value of the shares.

We generally will be entitled to a corresponding deduction at the time that the participant is required to include the value of the shares in his income.

•	Restricted Stock. Under current federal income tax regulations, there will be no income tax consequences upon the award of restricted stock to either the grantee or us. A grantee will recognize ordinary income when the restrictions on the transferability of the shares expire, which is referred to as the vesting of the shares. The amount of income recognized will be equal to the fair market value of such shares on the date of vesting over the amount paid, if any, at the time of the grant. Dividends on shares of restricted stock that are paid (or are payable) to grantees prior to the time the shares are vested will be treated as additional compensation, and not dividend income, for federal income tax purposes.

In addition to the general rules described above, the deductibility of the income realized by certain executive officers is conditioned on the satisfaction of the requirements of Section 162(m) of the Internal Revenue Code. It is our intention that the Plan is administered in a manner that maximizes the deductibility of the payments under Section 162(m). The federal income tax consequences described in this section are based on U.S. laws in effect on the date of this document, and there is no assurance that they will not change in the future and affect the tax consequences of awards made under this Plan. Tax consequences may be different in other countries.

The board of directors recommends a vote FOR the proposal to amend our 2004 Equity Incentive Plan to increase by 450,000 shares the total number of shares of common stock available for issuance thereunder (from 500,000 shares to 950,000 shares).

PERFORMANCE GRAPH

The following graph compares our cumulative total shareholder return with the cumulative total shareholder returns of the Nasdaq Market Index and the Nasdaq Health Services Index, for the period from December 31, 2000 through December 31, 2004.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee of the Board of Directors is comprised of R. Steven Hicks, Donny R. Jackson, and Perry M. Waughtal, all of whom are “independent” directors as defined in Rule 4200(a)(15) of the Nasdaq listing standards and Rule 10A-3(b)(1) of the Securities Exchange Act of 1934. In addition, Mr. Waughtal is an “audit committee financial expert” as such term is defined in Item 401(h) of Regulation S-K promulgated by the SEC. Mr. Hicks joined the Audit Committee in April 2005 following the resignation of Michael Nicolais as a director on April 15, 2005.

The Committee operates under a written charter adopted by the Board. The Committee, among other things,

•	reviews with the independent auditors and management the adequacy of the Company’s accounting and financial reporting controls;

•	reviews with management and the independent auditors significant accounting and reporting principles, practices and procedures applied in preparing the Company’s financial statements;

•	discusses with the independent auditors their judgment about the quality, not just the acceptability, of the Company’s accounting principles used in the Company’s financial reporting;

•	reviews the activities and independence of the independent auditors;

•	reviews and discusses the audited financial statements with management and the independent auditors and the results of the audit; and

•	appoints the independent auditors.

It is the responsibility of our executive management to prepare financial statements in accordance with accounting principles generally accepted in the United States of America and of our independent auditors to audit those financial statements.

In this context, the Committee has reviewed and held discussions with management and the independent auditors regarding the Company’s 2004 financial statements. Management represented to the Committee that our consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees).

In addition, the Committee has discussed with the independent auditors the auditor’s independence from the Company and management and has received the written disclosure and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees). Further, the Committee has considered whether the provision of non-audit services by the independent auditors is compatible with maintaining the auditor’s independence.

The Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of our internal controls, and the overall quality of our financial reporting.

Based on the reviews and discussions referred to above, the Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, for filing with the Securities and Exchange Commission. The Committee believes that the provision of services by the independent auditors for matters other than the annual audit and quarterly reviews is compatible with maintaining the auditor’s independence.

Audit Committee: Perry M. Waughtal, Chairman

R. Steven Hicks

Donny R. Jackson

RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee designated KPMG LLP, or KPMG, as our Independent Registered Public Accounting Firm for the year ending December 31, 2004. KPMG LLP has advised us that, in accordance with professional standards, they will not perform any non-audit service that would impair their independence for purposes of expressing an opinion on our financial statements. A representative of KPMG will attend the meeting with the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions. No accountants have been selected for the year ending December 31, 2005 and the Audit Committee intends to consider proposals for the 2005 audit.

Fees to Independent Registered Public Accounting Firm for Fiscal 2004 and 2003

The fees listed in the table below are for services provided by E&Y for the year ended December 31, 2003 and the period from January 1, 2004 through November 9, 2004, and for services provided by KPMG beginning November 10, 2004 and for the audit related to the year ended December 31, 2004.

	KPMG		E&Y
	2004	2003	2004		2003
Audit fees	$841,939	$—	$458,600		$341,500
Audit related fees	(1)	—	594,417	(2)	332,575	(2)
Tax fees, including tax preparation and tax consulting	—	—	—		—
All other fees	—	—	—		—

(1)	Prior to our engagement of KPMG as our Independent Registered Public Accounting Firm on November 10, 2004, for the period from January 1, 2004 through November 9, 2004, we (as Healthtronics prior to the merger) paid fees to KPMG in connection with KPMG’s review of our internal control function related to Section 404 of the Sarbanes-Oxley Act of 2002 in the amount of $647,226. In addition, Prime paid KPMG approximately $140,000 in fees related to the Merger and Prime’s acquisition of Medstone International, Inc. in 2004 prior to our engagement of KPMG as our Independent Registered Public Accounting Firm.
(2)	Audit-related fees principally include fees for due diligence in connection with acquisitions and accounting consultations.

All fees paid to our Independent Registered Public Accounting Firms during 2004 were pre-approved by the Audit Committee.

Change in Independent Registered Public Accounting Firm

We filed a Current Report on Form 8-K with the SEC on November 12, 2004 disclosing that on November 9, 2004, we dismissed our Independent Registered Public Accounting Firm, Ernst & Young LLP, or E&Y, and on November 10, 2004 we selected KPMG to serve as our Independent Registered Public Accounting Firm to audit our financial statements for the fiscal year ending December 31, 2004. The decision to dismiss E&Y and select KPMG was made by our Audit Committee.

E&Y’s audit report on our consolidated financial statements as of and for the fiscal year ended December 31, 2003 did not contain an adverse opinion or a disclaimer of opinion, nor was such report qualified or modified as to uncertainty, audit scope or accounting principles, except that the reports of E&Y on our consolidated financial statements for December 31, 2002 and 2003 contained a modification relating to our change in method of accounting for goodwill.

During our fiscal year ended December 31, 2003, and the subsequent interim period through November 9, 2004, there were no disagreements between HealthTronics and E&Y on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to E&Y’s satisfaction, would have caused E&Y to make reference to the subject matter of the disagreement in connection with its report.

During our fiscal year ended December 31, 2003, and the subsequent interim period through November 9, 2004, none of the reportable events described under Item 304(a)(1)(v) of Securities and Exchange Commission’s Regulation S-K occurred.

During our fiscal year ended December 31, 2003, and the subsequent interim period through November 10, 2004, the date on which KPMG was engaged, we did not consult with KPMG regarding any of the matters or events described in Item 304(a)(2)(i) and (ii) of Securities and Exchange Commission’s Regulation S-K.

We provided E&Y with a copy of the above disclosure. A letter from E&Y, dated November 10, 2004, stating its agreement with the statements concerning E&Y is hereby incorporated by reference to Exhibit 99.1 to the Current Report on Form 8-K filed with the SEC on November 12, 2004.

SHAREHOLDER PROPOSALS

Any shareholder of ours meeting certain minimum stock ownership and holding period requirements may present a proposal to be included in our proxy statement for action at the annual meeting of shareholders to be held in 2006 pursuant to Rule 14a-8 of the Securities Exchange Act of 1934. Such shareholder must deliver such proposal to our secretary at our executive offices no earlier than January 26, 2006 and no later than February 25,

2006, unless we notify the shareholders otherwise. Only those proposals that are appropriate for shareholder action and otherwise meet the requirements of Rule 14a-8 of the Exchange Act and our bylaws may be included in our proxy statement.

Pursuant to Rule 14a-4(c)(1) under the Securities Exchange Act of 1934, if any shareholder proposal intended to be presented at our 2006 annual meeting without inclusion in our proxy statement for the meeting is received by our secretary at our executive offices after March 9, 2006, the persons designated as proxies for that meeting will have discretionary authority to vote on such proposal. Even if proper notice is received on a timely basis, the persons designated as proxies for that meeting may nevertheless exercise their discretionary authority with respect to such proposal by advising shareholders of such proposal and how they intend to exercise their discretion to vote on such proposal to the extent permitted under Rule 14a-4(c)(2) of the Securities Exchange Act of 1934.

INCORPORATION BY REFERENCE

With respect to any future filings with the SEC into which this proxy statement is incorporated by reference, the material under the headings “Board of Directors Report on Executive Compensation,” “Report of the Audit Committee” and “Performance Graph” will not be incorporated into such future filings.

ADDITIONAL INFORMATION AVAILABLE

Accompanying this proxy statement is a copy of our 2004 Annual Report on Form 10-K. This Annual Report does not form any part of the materials for the solicitation of proxies. Upon written request of any shareholder, we will furnish a copy of the Form 10-K, as filed with the SEC, including the financial statements and schedules thereto. The written request should be sent to our Secretary at our principal executive office. The written request must state that as of the close of business on April 18, 2005, the person making the request was a record owner or beneficial owner of our capital stock.

OTHER MATTERS

Our board of directors does not intend to bring any other matters before the meeting and does not know of any matters that will be brought before the meeting by others. However, if any other matters properly come before the meeting, the persons named in the accompanying proxy will vote the proxies in accordance with their judgment on such matters.

By Order of our Board of Directors

JAMES S.B. WHITTENBURG,

Secretary

Austin, Texas

April 28, 2005

Appendix A

HealthTronics Surgical Services, Inc.

AUDIT COMMITTEE CHARTER

(Adopted 4/8/04)

Purpose

The purpose of the Audit Committee is to oversee the accounting and financial reporting processes of HealthTronics Surgical Services, Inc. (the “Company”) and the audits of the Company’s financial statements. In furtherance of this purpose, the Audit Committee shall assist the Board of Directors (the “Board”) of the Company in monitoring and overseeing (1) the integrity of the Company’s financial statements and related disclosures, (2) the qualifications, independence, and performance of the Company’s independent auditor, and (3) the Company’s compliance with applicable legal requirements and its business conduct policies.

Composition and Qualifications

The Audit Committee shall consist of at least three members. The members of the Audit Committee shall be appointed by the Board, upon the recommendation of the Nominating Committee, and may be replaced by the Board.

The members of the Audit Committee shall meet the independence, experience, and other requirements of the Securities Exchange Act of 1934 (the “Exchange Act”), the rules and regulations of the Securities and Exchange Commission (the “Commission”), and the rules of the Nasdaq Stock Market. At least one member of the Audit Committee shall be an “audit committee financial expert” as defined by the Commission.

Meetings

The Audit Committee shall meet as often as it determines, but not less frequently than quarterly. The Audit Committee shall meet periodically with management and the independent auditor in separate executive sessions. The Audit Committee may request any officer or employee of the Company or the Company’s independent auditor or outside counsel to attend any meeting of the Audit Committee or to meet with any of its members or advisors. The Audit Committee shall make regular reports of its meetings to the Board.

Authority and Responsibilities

The Audit Committee shall have the sole authority to appoint or replace the independent auditor. The independent auditor shall report directly to the Audit Committee. The Audit Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor (including the resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work.

The Audit Committee shall pre-approve all audit services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor, subject to the exception for de minimis non-audit services described in Section 10A(i)(1)(B) of the Exchange Act and Rule 2-01(c)(7)(i)(C) of Regulation S-X which are approved by the Audit Committee prior to the completion of the audit. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that the decisions of such subcommittee to grant pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting.

The Audit Committee shall have the authority, to the extent that it deems necessary or appropriate to carry out its duties, to retain independent legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Audit Committee, for the payment of compensation to any accounting firm engaged for the purpose of rendering or issuing an audit report or related work or performing other audit, review or attest services for the Company, compensation to any advisors employed by the Audit Committee, and ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its responsibilities.

In addition, the Audit Committee, to the extent that it deems necessary or appropriate, shall:

Oversight of Financial Statements and Related Disclosures

1. Prior to the filing of the Company’s quarterly report on Form 10-Q, review and discuss with management and the independent auditor the Company’s quarterly financial statements (including the results of the independent auditor’s review of the financial statements) and the Company’s disclosures in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of the quarterly report.

2. Prior to the commencement of the audit of the Company’s annual financial statements, review and discuss with management and the independent auditor the scope, schedule, and staffing of the audit.

3. Prior to the filing of the Company’s annual report on Form 10-K, review and discuss with management and the independent auditor the Company’s audited annual financial statements (including the results of the independent auditor’s audit of the financial statements) and the Company’s disclosures in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of the annual report, and recommend to the Board whether the audited annual financial statements should be included in the annual report.

4. Discuss with the independent auditor all matters required to be communicated to the Audit Committee under generally accepted auditing standards, including the judgments of the independent auditor with respect to the quality, not just the acceptability, of the Company’s accounting principles and underlying estimates in the financial statements.

5. Discuss with management and the independent auditor the significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any significant changes in the Company’s selection or application of accounting principles, any major issues as to the adequacy of the Company’s internal controls, and any special steps adopted in light of material internal control deficiencies or weaknesses.

6. Review and discuss with management and the independent auditor the reports from the independent auditor covering:

(a) all critical accounting policies and practices to be used;

(b) all alternative treatments of financial information within generally accepted accounting principles (“GAAP”) for policies and practices related to material items that have been discussed with management, including the ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the independent auditor; and

(c) other material written communications between the independent auditor and management, including any engagement letter, independence letter, management representation letter, schedule of unadjusted audit differences, listing of adjustments and reclassifications not recorded, management letter, and report on observations and recommendations on internal controls.

7. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties with management encountered in performing the audit (such as restrictions on the scope of the independent auditor’s activities or on its access to requested information) and any significant disagreements with management over the application of accounting principles, the basis for management’s accounting estimates, and the disclosures in the financial statements.

8. Discuss with the independent auditor any material communications between the audit engagement team and the independent auditor’s national office regarding auditing or accounting issues presented by the engagement.

9. Discuss with management the Company’s disclosure controls and procedures and its internal control over financial reporting, including management’s most recent evaluation, with the participation of the Company’s chief executive officer and chief financial officer, of (a) the effectiveness of the disclosure controls and procedures as of the end of each fiscal quarter, (b) the effectiveness of the internal control over financial reporting as of the end of each fiscal year, and (c) any change in the internal control over financial reporting that occurred during each fiscal quarter that has materially affected, or is reasonably likely to materially affect, the internal control over financial reporting.

10. Discuss with management (a) any significant deficiencies and material weaknesses in the design or operation of the Company’s internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information, and (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting, in each case based on management’s most recent evaluation of the Company’s internal control over financial reporting.

11. Discuss with management in advance the Company’s earnings press releases and earnings guidance. Discuss with management other financial information that the Company provides to securities analysts, credit rating agencies, and others. The Audit Committee need not discuss in advance each instance in which the Company provides such other financial information; instead, the discussion may take the form of a general discussion of the types of information to be disclosed and the types of presentations to be made.

12. Discuss with management the Company’s disclosure or release of non-GAAP financial measures commonly referred to as “pro forma” or “adjusted” financial information. The Audit Committee need not discuss in advance each instance in which the Company discloses or releases non-GAAP financial measures; rather, the discussion may take the form of a general discussion of the Company’s use of non-GAAP financial measures in its disclosures and releases.

13. Discuss with management and the independent auditor any accounting or other regulatory initiatives, correspondence with governmental or other regulatory agencies, and published reports that raise issues that may have a material effect on the Company’s financial statements.

Oversight of Relationship with Independent Auditor

14. Obtain and review a report from the independent auditor regarding (a) the independent auditor’s internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review or peer review of the independent auditor, (c) any material issues raised by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the independent auditor, (d) any steps taken to deal with any issues described in the two preceding clauses, and (e) all relationships between the independent auditor and the Company.

15. Inquire as to the independence of the independent auditor; obtain from the independent auditor a formal written statement delineating all relationships between the independent auditor and the Company, consistent with Independence Standards Board Standard 1; actively engage in a dialogue with the independent auditor with respect to any disclosed relationships or non-audit services that may impact the objectivity and independence of the independent auditor; and otherwise take such actions as are appropriate to oversee the independence of the independent auditor.

16. Evaluate the qualifications, performance, and independence of the independent auditor, including considering whether the provision of permitted non-audit services is compatible with maintaining the auditor’s independence. In making this evaluation, the Audit Committee shall take into account the opinions of management. The Audit Committee shall present its conclusions with respect to the independent auditor to the Board.

17. Review and evaluate the lead partner on the independent auditor’s audit engagement team.

18. Ensure that the lead, concurring, and other audit partners are rotated off the independent auditor’s audit engagement team as necessary to assure the independence of the independent auditor.

19. Recommend to the Board a policy for the Company’s hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of the Company to assure the independence of the independent auditor.

Oversight of Internal Controls Testing by the Company

20. Review and discuss with management and the independent auditor the scope of the Company’s internal control testing and the staff used to perform the tests.

21. Review the reports to management prepared by the Company’s internal control testing staff and management’s responses to such reports.

Oversight of Compliance with Legal Requirements and Business Conduct Policies

22. Discuss with the Company’s legal counsel (a) any legal matter that may have a material effect on the Company’s financial statements, (b) any instance of material non-compliance with applicable legal requirements, and (c) any instance of material non-compliance with the Company’s business conduct policies.

23. Obtain from the independent auditor its assurance that Section 10A(b) of the Exchange Act has not been implicated.

24. Establish procedures for (a) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and (b) the confidential, anonymous submission by employees of the Company of their concerns regarding questionable accounting or auditing matters.

25. Review and approve all related party transactions, regardless of the dollar amount thereof, as contemplated in Item 404(a) of Regulation S-K.

Miscellaneous Responsibilities

26. Prepare the report required by the rules of the Commission to be included in the Company’s annual proxy statement.

27. Investigate, with the assistance of any advisors that its deems appropriate, any matter brought to its attention that is within the scope of the Audit Committee’s authority and responsibilities.

28. Review and reassess the adequacy of this Charter on an annual basis and recommend any proposed changes to the Board for approval.

Limitation of Audit Committee’s Role

While the Audit Committee has the authority, powers, and responsibilities set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with GAAP and applicable legal, accounting, and other requirements. These are the responsibilities of the Company’s management and the independent auditor.

Appendix B

HealthTronics Surgical Services, Inc.

COMPENSATION COMMITTEE CHARTER

Role

The Compensation Committee’s role is to discharge the Board’s responsibilities relating to compensation of the Company’s executives, to produce an annual report on executive compensation for inclusion in the Company’s proxy statement, and to oversee and advise the Board on the adoption of policies that govern the Company’s compensation programs, including stock and benefit plans.

Membership

The membership of the Committee consists of at least two directors, each of whom is to be free of any relationship that, in the opinion of the Board, would interfere with his or her exercise of independent judgment. Applicable laws and regulations will be followed in evaluating a member’s independence. The Board appoints the chairperson.

Operations

The Committee meets at least four times a year. Additional meetings may occur as the Committee or its chair deems advisable. The Committee will cause to be kept adequate minutes of all its proceedings, and will report its actions to the next meeting of the Board. Committee members will be furnished with copies of the minutes of each meeting and any action taken by unanimous consent. The Compensation Committee is governed by the same rules regarding meetings (including meetings by conference telephone or similar communications equipment), action without meetings, notice, waiver of notice, and quorum and voting requirements as are applicable to the Board. The Committee is authorized to adopt its own rules of procedure not inconsistent with (a) any provision of this Charter, (b) any provision of the Bylaws of the Company, or (c) the laws of the state of Georgia.

Authority

The Committee will have the resources and authority necessary to discharge its duties and responsibilities, including the authority to retain outside counsel or other experts or consultants, as it deems appropriate. Any communications between the Committee and legal counsel in the course of obtaining legal advice will be considered privileged communications of the Company and the Committee will take all necessary steps to preserve the privileged nature of those communications.

Responsibilities

Subject to the provisions of the Healthtronics Surgical Services Corporate Governance Guidelines, the principal responsibilities and functions of the Compensation Committee are as follows:

•	Review the competitiveness of the Company’s executive compensation programs to ensure (a) the attraction and retention of corporate officers, (b) the motivation of corporate officers to achieve the Company’s business objectives, and (c) to align the interest of key leadership with the long-term interests of the Company’s shareholders.

•	Review trends in management compensation, oversee the development of new compensation plans and, when necessary, approve the revision of existing plans.

•	Review the performance of executive management other than the CEO, who will be reviewed by the Nomination Committee.

B-1

•	Review and approve Chairman and CEO goals and objectives, evaluate Chairman and CEO performance in light of these corporate objectives, and set Chairman and CEO compensation levels consistent with company philosophy. The Nomination Committee’s CEO evaluation will be considered in setting CEO salary and other compensation.

•	Approve the salaries, bonus and other compensation for all corporate officers at the level of corporate vice president and above, provided that, as to the Chairman and the Chief Executive Officer, the Committee will recommend appropriate salary, bonus and other compensation to the Board for approval.

•	Review and approve compensation packages for new corporate officers and termination packages for corporate officers as requested by management.

•	Review and approve the awards made under any executive officer bonus plan, and provide an appropriate report to the Board.

•	Review and discuss with the Board and senior officers plans for officer development and corporate succession plans for the CEO and other senior officers.

•	Review and make recommendations concerning long-term incentive compensation plans, including the use of stock options and other equity-based plans. Except as otherwise delegated by the Board, the Committee will act on behalf of the Board as the “Committee” established to administer equity-based and employee benefit plans, and as such will discharge any responsibilities imposed on the Committee under those plans, including making and authorizing grants, in accordance with the terms of those plans.

•	Produce an annual Report of the Compensation Committee on Executive Compensation for the Company’s annual proxy statement in compliance with applicable Securities and Exchange Commission rules and regulations and relevant listing authority.

•	Annually evaluate the Committee’s performance and this Charter.

Last Revised: April 19, 2004

B-2

Appendix C

HealthTronics Surgical Services, Inc.

NOMINATION COMMITTEE CHARTER

Purpose:

Acting pursuant to Georgia corporate law and the Company’s Bylaws, the Board of Directors has established a Nomination Committee for the purpose of (a) monitoring and overseeing matters of corporate governance, including the evaluation of Board performance and processes and the “independence” of directors, and (b) selecting, evaluating and recommending to the Board qualified candidates for election or appointment to the Board.

Membership:

The Nomination Committee will consist of a minimum of two members of the Board of Directors, all of whom shall be “independent” under the standards set forth in the Company’s Corporate Governance Guidelines, as well as under any additional or supplemental independence standards applicable to corporate governance or nominating committees established under any applicable law, rule or regulation. The members of the Committee will be appointed by and serve at the discretion of the Board of Directors.

Responsibilities:

The responsibilities of the Committee shall include:

•	Formulating, recommending to the Board and overseeing the implementation and administration of the Company’s corporate governance structure and framework.

•	Monitoring and reviewing any issues regarding the “independence” of directors or involving potential conflicts of interest, and evaluating any change of status of directors and making recommendations regarding the propriety of continued service.

•	Reviewing the Company’s Corporate Governance Guidelines at least annually and recommending changes, as necessary, to the Board.

•	Reviewing and reporting additional corporate governance matters as necessary or appropriate or as directed by the Chairman or the Board.

•	Leading the search for, screening, evaluating and recommending to the Board qualified candidates or nominees for election or appointment as directors.

•	Recommending Board committee assignments and committee chairs for consideration by the Board.

•	Recommending the number of members that shall serve on the Board.

•	Periodically administering and reviewing with the Board an evaluation of the processes and performance of the Board in order to identify areas of concern or potential issues relating to Board and committee processes, performance and effectiveness and to assess and evaluate the overall effectiveness of individual directors.

In carrying out such responsibilities, the Committee shall have the power and authority to retain such consultants, outside counsel and other advisors as the Committee may deem appropriate and shall have the sole authority to approve the fees and other terms of engagement.

Director Qualification Guidelines:

The Committee believes that it is in the best interest of the Company and its stockholders to identify and select highly-qualified candidates to serve as directors. The Committee will seek candidates for election and

C-1

appointment who possess the highest standards of personal and professional ethics and integrity, practical wisdom and mature judgment and who are committed to staunchly representing the interests of the stockholders. The Committee also believes that the Board should be comprised of a diverse group of individuals with significant leadership accomplishments in international business, government, education or not-for-profit activities; who have been associated with institutions noted for excellence; and who have broad experience and the ability to exercise sound business judgment.

Meetings and Reports:

The Committee will hold regular meetings at least two times each year generally in conjunction with regularly scheduled meetings of the Board of Directors, and such special meetings as the Chair of the Committee or the Chairman of the Board may direct. The Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board of Directors. At each regularly scheduled meeting of the Board of Directors, the Chair of the Committee shall provide the Board of Directors with a report of the Committee’s activities and proceedings.

Last Revised: April 19, 2004

C-2

Appendix D

FIRST AMENDMENT TO THE

HEALTHTRONICS, INC. 2004 EQUITY INCENTIVE PLAN

This First Amendment (this “First Amendment”) to the HealthTronics, Inc. 2004 Equity Incentive Plan (the “Plan”) is made by HealthTronics, Inc., a Georgia corporation (the “Company”) pursuant to the authorization of the board of directors of the Company (the “Board”).

WHEREAS, the Board deems it to be in the Company’s best interest to amend the Plan to increase the maximum aggregate number of Shares (as defined in the Plan) authorized under the Plan from 500,000 to 950,000 Shares (the “Amendment”);

WHEREAS, Section 15 of the Plan authorizes the Board to amend, alter, suspend or terminate the Plan; and

WHEREAS, the rules of the Nasdaq National Market, Inc. applicable to the Company require that the Company’s shareholders approve the Amendment.

NOW, THEREFORE, pursuant to the authority granted to the Board in Section 15 of the Plan, and subject to the approval of this First Amendment by the Company’s shareholders, the Plan is hereby amended as follows:

The first sentence of Section 2 of the Plan is amended and restated to read as follows:

“2. An aggregate of 950,000 Shares may be made issued pursuant to Awards under this Plan, subject to adjustments pursuant to Section 14.”

Except as provided above, the Plan shall remain unchanged and in full force and effect.

IN WITNESS WHEREOF, the Company, by its duly authorized officer has executed this Amendment on this        day of                     , 2005.

HealthTronics, Inc.

By:
Name:
Title:

D-1

HEALTHTRONICS, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 26, 2005

The undersigned hereby (a) acknowledges receipt of the Notice of Annual Meeting of Shareholders of HealthTronics, Inc. (the “Company”) to be held on May 26, 2005 and the Proxy Statement in connection therewith, each dated on or about April 28, 2005, (b) appoints Brad A. Hummel, John Q. Barnidge and James S. B. Whittenburg, or any of them, as Proxies, each with the power to appoint a substitute, (c) authorizes the Proxies to represent and vote, as designated on the reverse, all the shares of Common Stock of the Company held of record by the undersigned on April 18, 2005, at such annual meeting of shareholders and at any adjournment(s) thereof and (d) revokes any Proxies heretofore given.

(Continued and to be signed on reverse side.)

ANNUAL MEETING OF SHAREHOLDERS OF

HEALTHTRONICS, INC.

May 26, 2005

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

Please detach along perforated line and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR ALL NOMINEES” IN ITEM 1 AND A VOTE “FOR” ITEM 2 BELOW. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE

1. Election of Directors:

FOR ALL NOMINEES

WITHHOLD AUTHORITY FOR ALL NOMINEES

FOR ALL EXCEPT

(See Instructions below)

NOMINEES

R. Steven Hicks

Brad A. Hummel

Donny R. Jackson

Timothy J. Lindgren

William A. Searles

Kenneth S. Shifrin

Perry M. Waughtal

Argil J. Wheelock, M.D.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

FOR

AGAINST

ABSTAIN

2. Amend the Healthtronics’ 2004 Equity Incentive Plan to increase by 450,000 shares the number of shares available for issuance thereunder (from

500,000 shares to 950,000 shares).

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment(s) thereof.

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO SPECIFICATION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION TO THE BOARD OF DIRECTORS OF THE NOMINEES LISTED ON THIS PROXY FOR THE AMENDMENT TO HEALTHTRONICS’ 2004 EQUITY INCENTIVE PLAN, AND, IN THE DISCRETION OF THE PROXIES, ON ANY OTHER BUSINESS.

Signature of Shareholder

Date:

Signature of Shareholder

Date:

Note: This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF SHAREHOLDERS OF

HEALTHTRONICS, INC.

May 26, 2005

PROXY VOTING INSTRUCTIONS

MAIL – Date, sign and mail your proxy card in the envelope provided as soon as possible.

- OR -

INTERNET – Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

COMPANY NUMBER ACCOUNT NUMBER

You may enter your voting instructions at www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.

¯ Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet. ¯

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR ALL NOMINEES” IN ITEM 1 AND A VOTE “FOR” ITEM 2 BELOW.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors:			FOR	AGAINST	ABSTAIN
☐ FOR ALL NOMINEES	NOMINEES: ☐ R. Steven Hicks ☐ Brad A. Hummel ☐ Donny R. Jackson ☐ Timothy J. Lindgren ☐ William A. Searles ☐ Kenneth S. Shifrin ☐ Perry M. Waughtal ☐ Argil J. Wheelock, M.D.	2. Amend the HealthTronics’ 2004 Equity Incentive Plan to increase by 450,000 shares the number of shares available for issuance thereunder (from 500,000 shares to 950,000 shares).	☐	☐	☐
☐ WITHHOLD AUTHORITY FOR ALL NOMINEES		3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment(s) thereof.
☐ FOR ALL EXCEPT (See instructions below)
THIS PROXY WILL BE VOTED AS DIRECTED. IF NO SPECIFICATION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION TO THE BOARD OF DIRECTORS OF THE NOMINEES LISTED ON THIS PROXY, FOR THE AMENDMENT TO HEALTHTRONICS’ 2004 EQUITY INCENTIVE PLAN, AND, IN THE DISCRETION OF THE PROXIES, ON ANY OTHER BUSINESS.

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ■
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Shareholder	Date	Signature of Shareholder	Date

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.